Exhibit 10.1

JOINDER AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND SECOND AMENDMENT TO PLEDGE AGREEMENT

This JOINDER AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND SECOND AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”) is dated as of October 4, 2013, and is entered into by and among AKORN, INC., a Louisiana corporation (“Akorn”), AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn NJ”), OAK PHARMACEUTICALS, INC., a Delaware corporation (“Oak Pharma”), ADVANCED VISION RESEARCH, INC., a Delaware corporation (“AVR”), AKORN OPHTHALMICS, INC., a Delaware corporation (“Akorn Ophthalmics”, and together with Akorn, Akorn NJ, Oak Pharma, and AVR, the “Original Borrowers”), AKORN ENTERPRISES, INC., a Delaware corporation (“Akorn Enterprises”), AKORN ANIMAL HEALTH, INC., a Delaware corporation (“Akorn Animal” and together with Akorn Enterprises, the “New Borrowers”, and the New Borrowers together with the Original Borrowers, the “Borrowers”, and each a “Borrower”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

WHEREAS, the Original Borrowers, the Agent, and the Lenders have entered into that certain Loan and Security Agreement, dated as of October 7, 2011 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), and certain of the Borrowers and the Agent have entered into that certain Pledge Agreement, dated as of October 7, 2011 (as amended, restated, or otherwise modified from time to time, the “Pledge Agreement”);

WHEREAS, on June 3, 2013, Akorn Animal was formed as a wholly-owned Subsidiary of Akorn and on August 16, 2013, Akorn Enterprises was formed as a wholly-owned Subsidiary of Akorn;

WHEREAS, Akorn Enterprises and Akorn Animal are willing to join the Credit Agreement as Borrowers pursuant to Section 10.1.9 of the Loan Agreement and have requested and the Agent has agreed to join Akorn Enterprises and Akorn Animal as Borrowers to the Loan Agreement; and

WHEREAS, the Original Borrowers have requested an increase in the Commitments under the Loan Agreement and certain other revisions to the Loan Agreement in connection with proposed acquisitions that the Borrowers would like to consummate;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

WAIVER AND AMENDMENTS TO LOAN AGREEMENT AND PLEDGE AGREEMENT

 2.01.  Limited Waiver.  The Borrowers hereby inform the Agent and Lenders that Akorn amended its bylaws as set forth in Exhibit D attached hereto (the “Organic Document Amendment”).  In connection therewith, the Agent and the Required Lenders hereby waive the limitation contained in Section 10.2.10 of the Loan Agreement solely with respect to the Organic Document Amendment (the “Waiver”).  Such Waiver is conditioned upon the terms and conditions set forth herein, shall be limited precisely as described herein and shall relate solely to the Organic Document Amendment described herein.  Nothing in this Amendment shall be construed to (a) constitute a waiver of compliance or default by the Borrowers with respect to the Loan Documents in any other instance or any other instrument or agreement referred to in the Loan Documents; or (b) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any other instrument or agreement referred to therein.

 2.02.  New Definitions.  The following new terms are hereby added to Section 1.1 of the Loan Agreement in the proper alphabetical order:

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.

Specified Obligor: an Obligor that is not then an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

 2.03.  Amended Definitions.  The following definitions from Section 1.1 of the Loan Agreement are hereby amended in their entirety to read as follows:

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its reasonable credit determination in respect of Secured Bank Product Obligations, including, without limitation, derivative reserves to be set based on mark-to-market losses in excess of $1,000,000 at any time the Borrowers have less than $5,000,000 in cash or Cash Equivalents in deposit accounts over which Agent has a perfected security interest in such accounts and the deposits therein through control under the UCC.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Permitted Foreign Investment: each Investment in a Foreign Subsidiary with respect to which:

(a) the Obligors and their Subsidiaries and any newly created or acquired Foreign Subsidiary shall comply with the requirements of Section 7.7;

(b) the lines of business of the Foreign Subsidiary to be the subject of such Investment shall be similar, related, ancillary or complementary businesses to the principal business of Akorn and its Subsidiaries;

(c) such Investment shall be approved by the board of directors (or similar governing body) of the Person which is the subject of such Investment or such Person does not otherwise oppose such Investment;

(d) if, at the time of such Investment, the aggregate amount of Investments made in a Foreign Subsidiary by any Borrower or Subsidiary during the preceding twelve (12) month period (but excluding any period prior to the Closing Date and without giving effect to such contemplated Investment) is less than $10,000,000, (i) no Event of Default then exists and is continuing or would arise immediately as a result thereof, (ii) the Fixed Charge Coverage Ratio (measured as of the last day of the month ended immediately prior to the month during which the Investment occurs, both before and after giving effect to such Investment on a pro forma basis) shall not be less than 1.1 to 1.0, and (iii) Availability under this Agreement shall be an amount that is at least the greater of (i) $10,500,000 or (ii) 17.5% of the Commitments hereunder at such time;

(e) if, at the time of such Investment, the aggregate amount of Investments made in a Foreign Subsidiary by any Borrower or Subsidiary during the preceding twelve (12) month period (but excluding any period prior to the Closing Date and without giving effect to such contemplated Investment) is $10,000,000 or more but less than $20,000,000, (i) no Event of Default then exists and is continuing or would arise immediately as a result thereof, (ii) the Fixed Charge Coverage Ratio (measured as of the last day of the month ended immediately prior to the month during which the Investment occurs, both before and after giving effect to such Investment on a pro forma basis) is not less than 2.5 to 1.0, and (iii) Availability under this Agreement is at least equal to the greater of (i) $10,500,000 or (ii) 17.5% of the Commitments hereunder at such time;

(f) if, at the time of such Investment, the aggregate amount of Investments made in a Foreign Subsidiary by any Borrower or Subsidiary during the preceding twelve (12) month period (but excluding any period prior to the Closing Date and without giving effect to such contemplated Investment) is $20,000,000 or more but less than $40,000,000, (i) no Event of Default then exists and is continuing or would arise immediately as a result thereof, (ii) the Fixed Charge Coverage Ratio (measured as of the last day of the month ended immediately prior to the month during which the Investment occurs, both before and after giving effect to such Investment on a pro forma basis) is not less than 3.0 to 1.0, and (iii) Availability under this Agreement is at least equal to the greater of (i) $12,000,000 or (ii) 20.0% of the Commitments hereunder at such time (including if an increase in Commitments is consummated pursuant to Section 2.1.7 hereof); and

(g) the Borrower Agent shall have delivered to Agent at least five (5) Business Days prior to the date on which any such Investment is to be made, a certificate of a Senior Officer, in form and substance reasonably satisfactory to Agent, (i) certifying that all of the requirements set forth above will be satisfied on or prior to the date of such Investment and (ii) a reasonably detailed calculation evidencing compliance with either item (d) or item (e) above, as may be applicable (and such certificate shall be updated as necessary to make it accurate as of the date the Investment is made);

provided, however, that notwithstanding clauses (a) – (g) above, any Investment in a Foreign Subsidiary shall constitute a “Permitted Foreign Investment” hereunder if at the time of such Investment (i) there are no Loans or other Obligations outstanding under this Agreement and (ii) Borrowers have (x) with respect to Investments falling within clauses (d) or (e) above, at least $10,000,000 in cash or Cash Equivalents (both before and after giving effect to such Investment) in deposit accounts over which Agent has a perfected security interest in such accounts and the deposits therein through control under the UCC or (y) with respect to Investments falling within clause (f) above, at least $20,000,000 in cash or Cash Equivalents (both before and after giving effect to such Investment) in deposit accounts over which Agent has a perfected security interest in such accounts and the deposits therein through control under the UCC.

Permitted Transactions: an Acquisition or a Distribution if, at the time of such Acquisition or Distribution, the Borrower Agent has delivered not less than five (5) Business Days prior thereto a certificate demonstrating (a) no Event of Default then exists and is continuing or would arise immediately as a result thereof, (b) the Fixed Charge Coverage Ratio (measured as of the last day of the month ended immediately prior to the month during which the Acquisition or Distribution occurs, both before and after giving effect to such Acquisition or Distribution on a pro forma basis) is greater than 1.1 to 1.0, and (c) Availability under this Agreement (which Availability shall not include any amounts attributable to Suppressed Availability), after giving effect to such Acquisition or Distribution, is at least equal to the greater of (i) $10,500,000 or (ii) 17.5% of the Commitments hereunder at such time.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Investments in Akorn Enterprises, Inc., a Delaware corporation and Akorn Animal Health, Inc., a Delaware corporation, each of which is a wholly-owned subsidiary of Akorn formed in 2013, and Investments in WorldAkorn Pharma Mauritius, a wholly-owned subsidiary of Akorn formed in Mauritius in 2012; (c) Investments of the proceeds of Borrowed Money under the Indenture in accordance with Borrowers’ investment guidelines that are, to the extent required under Section 7.6 hereunder, subject to Agent’s control pursuant to documentation in form and substance satisfactory to Agent; (d) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; and (e) loans and advances permitted under Section 10.2.6.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent, which amount may be established or increased (by further written notice to Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations; provided that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Trigger Period: (a) with respect to the Borrowers’ obligation to comply with Section 10.3, the period (i) commencing on the day that an Event of Default occurs, or Availability is less than 15% of the Commitments hereunder at any time, and (ii) continuing until no Event of Default has existed and Availability has been greater than 17.5% of the Commitments hereunder on each day during the preceding 60 consecutive days, and (b) with respect to the Borrowers’ obligation to comply with all other Sections of this Agreement, the period (i) commencing on the day that an Event of Default occurs, or Availability is less than 15% of the Commitments hereunder at any time and (ii) continuing until no Event of Default has existed and Availability has been greater than 17.5% of the Commitments hereunder during the preceding 60 consecutive days, provided that, in any event, Borrowers may not exit a Trigger Period more than two (2) times in any calendar year with respect to clause (a) or more than two (2) times in any calendar year with respect to clause (b).

 2.04.  Joint and Several Liability.  Section 5.10.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.10.1.  Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.”

 2.05.  Extent of Liability; Contribution.  Section 5.10.3 of the Loan Agreement is hereby amended by adding a new clause (d) as follows:

“(d)           Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of the Obligations.  Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.”

 2.06.  Limitations.  Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.5.           Limitations.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.  In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.”

 2.07.  WorldAkorn Pharma Mauritius.   A new Section 10.1.12 is hereby added to the Loan Agreement to read in its entirety as follows:

“10.1.12 WorldAkorn Pharma Mauritius.  By no later than November 4, 2013, with respect to WorldAkorn Pharma Mauritius, a company formed under the laws of Mauritius, obtain and deliver to Agent the certificates representing 65% of the Equity Interests thereof, and an undated stock powers (or appropriate transfer documents) for each such certificate executed in blank by a duly authorized officer of Akorn.”

 2.08.  Restrictions on Activity of Akorn, Inc, a Delaware corporation.   A new Section 10.2.19 is hereby added to the Loan Agreement to read in its entirety as follows:

“10.2.19 Akorn, Inc, a Delaware Corporation.  Allow, either directly or indirectly, Akorn, Inc, a Delaware corporation (“Akorn Delaware”) to engage in any business activities, hold or receive any assets (including any capital contributions), grant any Liens, or incur any Debt.”

 2.09.  Amendment to Loan Agreement Schedules.  Schedules 1.1, 8.5, 8.6.1, 9.1.4, and 9.1.16 to the Loan Agreement shall be hereby deleted and replaced in its entirety with Schedules 1.1, 8.5, 8.6.1, 9.1.4, and 9.1.16 attached hereto as Exhibit A.  Schedule 9.1.11 to the Loan Agreement shall be amended by adding Exhibit B attached hereto to part 2 thereof.

 2.10.     Amendment to Pledge Agreement.  Schedule A to the Pledge Agreement shall be hereby deleted and replaced in its entirety with Schedule A attached hereto as Exhibit C.  Each Pledgor (as defined in the Pledge Agreement) under the Pledge Agreement hereby pledges, assigns and grants (and reaffirms its prior pledge, assignment and grant) to Agent a security interest in the Pledged Collateral, as such term is defined in the Pledge Agreement and as such term has been amended by this Amendment.

ARTICLE III

JOINDER AGREEMENT

 3.01.  Loan and Security Agreement.   Each New Borrower agrees to, and does hereby, become a “Borrower” under the Loan and Security Agreement and is bound by the Loan Agreement and each of the other Loan Documents with the same force and effect as if it were an original party thereto.  Each party hereto hereby acknowledges and agrees that each reference in the Loan and Security Agreement and each other Loan Document to a “Borrower” shall also mean and be a reference to each New Borrower.

 3.02.  Guaranty.  Without limiting the generality of the foregoing, subject to and in accordance with the terms and conditions of Section 5.10 of the Loan and Security Agreement, each New Borrower hereby agrees that it is jointly and severely liable and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.

 3.03.  Security Interests.  Without limiting the generality of the foregoing, each New Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in, lien on, assignment of and right of setoff against, all Collateral of such New Borrower, whether now owned or hereafter acquired or arising, regardless of where located to secure the Obligations (as defined in the Loan Agreement).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor, including the New Borrowers, hereby represents and warrants to each Lender and the Agent, as of the Fourth Amendment Effective Date (as such term is defined in Section 4.01 below), as follows:

 4.01.    Representations and Warranties.  After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Fourth Amendment Effective Date with the same effect as if made on and as of the date hereof or the Fourth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

 4.02.    No Defaults.  Each of the Obligors is in compliance with all terms and conditions of the Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

 4.03.    Authority and Pending Actions.  The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement or the other Loan Documents.

 4.04.    Enforceability.  This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

 4.05.    Breach; Conflicts.  The execution, delivery, and performance by each Obligor of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (ii) any Applicable Law with respect to such Obligor, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Obligor.

ARTICLE V

CONDITIONS PRECEDENT AND FURTHER ACTIONS

 5.01.  Conditions Precedent.   The waiver and amendments contained in Article II and the joinder contained in Article III shall not be effective or binding upon the Agent or the Lenders until each of the following conditions precedent has been satisfied in form and substance reasonably satisfactory to the Agent (the first date upon which each such condition has been satisfied being herein called the “Fourth Amendment Effective Date”):

(a)    The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on such date, except for such representations and warranties limited by their terms to a specific date;

(b)    Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment, including any supplemental schedules for the New Borrowers, which, when taken together, bear the authorized signatures of the Borrowers, the Agent, and the Lenders;

(c)    The Borrowers shall have delivered to the Agent duly executed counterparts of replacement revolving Notes reflecting the Lenders’ Commitments after giving effect to this Amendment, which Notes shall be in form and substance satisfactory to the Agent and Lenders and which bear the authorized signatures of the Borrowers;

(d)    Each New Borrower shall have delivered copies of proper financing statements duly filed on or before the date hereof under the UCC of all jurisdictions that the Agent may deem necessary or reasonably desirable in order to perfect, or maintain perfection of, the Agent’s Liens, as well as UCC and Lien searches and other evidence reasonably satisfactory to the Agent that such Liens are the only Liens upon the Collateral, except Liens permitted by the Loan Agreement;

(e)    The Agent shall have received a certificate of a duly authorized officer of each Obligor, other than the New Borrowers, certifying (i) that such Obligor’s Organic Documents have not been amended, modified or supplemented since October 7, 2011, except as otherwise attached to such certificate; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and all related Notes and other Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment; and (iii) that there have been no changes in the titles, names and signatures of each Person authorized to sign Loan Documents for such Obligor.  The Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;

(f)    The Agent shall have received copies of the charter documents of each New Borrower, certified by the Secretary of State or other appropriate official of such New Borrower’s jurisdiction of organization.  The Agent shall have received a certificate of a duly authorized officer of each New Borrower, certifying (i) that the attached copies of such New Borrower’s certificate or articles of incorporation, bylaws, and similar agreement or instrument governing the formation or operation of such New Borrower are true and complete and in full force and effect without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and the transactions contemplated hereby is true and complete and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment; and (iii) to the title, name and signature of each Person authorized to sign this Amendment and the other Loan Documents.  The Agent may conclusively rely on this certificate until it is otherwise notified by the relevant New Borrower in writing;

(g)    The Agent shall have received, with respect to each New Borrower, the certificates, if any, representing the Equity Interests thereof, and an undated stock power (or appropriate transfer document) for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

(h)   The Agent shall have received a written opinion of Polsinelli, PC, in form and substance satisfactory to the Agent;

(i)    The Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification;

(j)    The Obligors shall have paid to the Agent, in immediately available funds via wire transfer, an amendment closing fee of $60,000;

(k)    The Agent shall have received such other documents, legal opinions, instruments, and certificates relating to this Amendment as it shall reasonably request (including amendments to existing intellectual property security agreements) and such other documents, legal opinions, instruments, and certificates shall be satisfactory in form and substance to the Agent and the Lenders; and

(l)   All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be reasonably satisfactory to the Agent.

 5.02.  Further Actions.  Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment (including actions required by the new Section 10.1.12 to the Loan Agreement).

ARTICLE VI

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, the Obligors jointly and severally agree to pay within three (3) Business Days after Agent’s demand:  (i) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the Notes and other Loan Documents executed pursuant to this Amendment, including without limitation, the costs and fees of the Agent’s legal counsel; (ii) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of any and all subsequent amendments, modifications, and supplements to this Amendment or to the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel; and (iii) all costs and expenses incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel.

ARTICLE VII

MISCELLANEOUS

 7.01.  Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

 7.02.  Instrument Pursuant to Loan Agreement.  This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

 7.03.  Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment:  (i) are within the powers and purposes of such Obligor; (ii) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (iii) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms.  Each Obligor reaffirms its obligations to perform and pay all amounts due to the Agent or the Lenders under the Loan Documents (including, without limitation, its obligations under the Notes executed in connection with this Amendment) in accordance with the terms thereof, as amended and modified hereby.

 7.04.  Loan Documents Unmodified. The waiver and amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such waiver and amendments.  Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.  Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment.  Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.

 7.05.  Parties, Successors and Assigns. This Amendment represents the agreement of the Borrowers, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.  This Amendment shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (ii) any assignment by a Lender must be made in compliance with Section 13.3 of the Loan Agreement.

 7.06.  Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment shall become effective when all conditions precedent have been met and when the Agent has executed it and received counterparts bearing the signatures of all other parties hereto.  Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.  This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.  The Agent may require confirmation by a manually-signed original, but failure to request or deliver same will not limit the effectiveness of any facsimile or electronically delivered signature.

 7.07.  Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

 7.08.  Waivers.  Each of the parties hereto waives (a) the right to trial by jury (which the Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents (including this Amendment), Obligations, or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by the Agent on which an Obligor may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary, or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to the Agent and Lenders entering into this Amendment and that the Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.  Each party hereto has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

 7.09.  Waiver and Release of Claims. Each Borrower hereby waives and releases any and all claims, counterclaims, defenses, or set-offs of every kind and nature which it has or may have against the Agent or any Lender as of the date of this Amendment arising out of, pursuant to, or pertaining in any way to the Loan Agreement (as amended hereby) or any of the Loan Documents (“Pre-Amendment Claims”). Each Borrower hereby further covenants and agrees not to sue the Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against the Agent or any Lender arising out of, pursuant to, or pertaining in any way to Pre-Amendment Claims.

 7.10.  Choice of Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

 7.11.  Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

 7.12.  Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents shall constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

 7.13.  Currency Hedge.  Akorn is entering into a currency hedge with Bank of America, N.A., pursuant to which Akorn will then be able to direct certain funds to operations in India.  The Agent and Lenders hereby confirm that such currency hedge is deemed to be in the Ordinary Course of Business for purposes of Section 10.2.14 of the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:

AKORN, INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Chief Financial Officer

AKORN (NEW JERSEY), INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Treasurer

OAK PHARMACEUTICALS, INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Vice President

ADVANCED VISION RESEARCH, INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Treasurer

AKORN OPHTHALMICS, INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Vice President

AKORN ENTERPRISES, INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Treasurer

AKORN ANIMAL HEALTH, INC.

By:	/s/ Timothy Dick
Name:	Timothy Dick
Title:	Vice President

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Andrew J. Heinz
Name	Andrew J. Heinz
Title	Senior Vice President
Address: 135 S. LaSalle St., Suite 925
Chicago, IL 60603
Attn.: _______________
Telecopy: (312) 904-7190

EXHIBIT A

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Total Commitments
Bank of America, N.A.	$60,000,000

EXHIBIT B

SUPPLEMENT TO SCHEDULE 9.1.11
to
Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

See attached.

EXHIBIT C

SCHEDULE A
to
Pledge Agreement

Pledgor	Issuer and Jurisdiction of its Organization	Class of Equity	Certificate No(s).	Number of Shares/Units	% of Outstanding Equity
AKorn, Inc.	Akorn (New Jersey), Inc. (Illinois)	Common Stock	2	100 Shares	100%
	Oak Pharmaceuticals, Inc. (Delaware)	Common Stock	1	100 Shares	100%
	Advanced Vision Research, Inc. (Delaware)	Common Stock	1	200 Shares	100%
	Akorn-Strides, LLC (Delaware)	Membership Interests	N/A	50% of the Membership Interests	50%
	Akorn Ophthalmics, Inc. (Delaware)	Common Stock	1	100	100%
	Akorn India Private Limited (India)	Shares	N/A	7,059 Shares, 10 Rupees face value each	1%
	Akorn Enterprises, Inc. (Delaware)	Common Stock	1	1,000 Shares	100%
	Akorn Animal Health, Inc. (Delaware)	Common Stock	1	1,000 Shares	100%
	WorldAkorn Pharma Mauritius (Mauritius)	Ordinary	To be confirmed	47,664,617 Shares, $1.00 face value each	65%

EXHIBIT D

AMENDMENT TO BYLAWS

See attached.